UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Image Sensing Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Image Sensing Systems, Inc. 500 Spruce Tree Centre 1600 University Avenue West St. Paul, Minnesota 55104 (651) 603-7700

April 15, 2008

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Image Sensing Systems, Inc. to be held at Marriott City Center, 30 East 7th Street, Minneapolis, Minnesota on Wednesday, May 21, 2008 at 3:30 p.m. Central Time.

At the meeting you will be asked to vote for the election of our board of directors, amending the 2005 Stock Incentive Plan to increase the number of shares of common stock subject to it from 281,200 shares to 420,000 shares, and ratifying the selection of Grant Thornton LLP as our independent registered public accounting firm for 2008. I encourage you to vote for each of the director nominees, for amending the 2005 Stock Incentive Plan and for ratification of the appointment of Grant Thornton LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Very truly yours,

Image Sensing Systems, Inc.

/s/ James Murdakes

James Murdakes

Chairman

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, Minnesota 55104

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2008

TO THE SHAREHOLDERS OF IMAGE SENSING SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Image Sensing Systems, Inc. will be held at 3:30 p.m. Central Time on Wednesday, May 21, 2008, at Marriott City Center, 30 East 7th Street, Minneapolis, Minnesota, for the following purposes:

1.	To elect six directors to serve on our Board of Directors.
2.	To amend the 2005 Stock Incentive Plan to increase the number of shares of common stock subject to it from 281,200 shares to 420,000 shares.
3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2008 fiscal year.
4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 28, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

We encourage you to take part in the affairs of our company either in person or by executing and returning the enclosed proxy card as promptly as possible. To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you plan to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Gregory R. L. Smith

Gregory R. L. Smith

Chief Financial Officer, Treasurer and Secretary

Dated: April 15, 2008

We urge you to mark, sign and date the enclosed proxy and promptly mail it in the enclosed envelope which requires no postage if mailed in the United States.

PROXY STATEMENT

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PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2008

The Board of Directors of Image Sensing Systems, Inc. is soliciting proxies for use at our annual meeting of shareholders to be held on May 21, 2008, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 15, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders. These consist of the election of directors, the proposed amendment to the 2005 Stock Incentive Plan, and ratification of the appointment of our independent registered public accounting firm. Also, management will report on our performance during the last fiscal year and respond to questions from shareholders.

Who is entitled to vote at the meeting?

The Board of Directors has set March 28, 2008, as the record date for the annual meeting. If you were a shareholder of record at the close of business on March 28, 2008, you are entitled to notice of and to vote at the annual meeting.

As of the record date, 3,927,806 shares of common stock, par value $.01, were issued and outstanding and, therefore, eligible to vote at the annual meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 3,927,806 votes are entitled to be cast at the meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or
•	you have properly submitted a proxy by mail.

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you properly execute, duly return and do not revoke your proxy, it will be voted in the manner you specify.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What vote is required for the election of directors or for a proposal to be approved?

In accordance with Minnesota law, the nominees for election as directors will be elected by a plurality of the votes cast at the annual meeting. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting is required for the approval of the other proposals (provided that a quorum is present at the meeting).

How are votes counted?

You may either vote “FOR” or “WITHHOLD AUTHORITY” to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you withhold authority to vote for one or more of the directors, this has no effect on the election of those directors. If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be represented at the meeting for purposes of calculating the vote with respect to such matter or matters. This effectively reduces the number of shares needed to approve such matter or matters.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR all of the nominees for director;
•	FOR the amendment to the 2005 Stock Incentive Plan; and
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2008 fiscal year.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares:

•	FOR all of the nominees for director;
•	FOR the amendment to the 2005 Stock Incentive Plan increasing the number of shares of common stock subject to it from 281,200 shares to 420,000 shares;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2008 fiscal year; and
•	in the discretion of the persons named in the proxy on any other matters that properly come before the meeting and as to which we did not have knowledge prior to March 5, 2008.

Can I change my vote after submitting my proxy or voting instructions?

Yes. You may revoke your proxy at any time before the proxy vote is cast at the annual meeting in any of the following ways:

•	by giving written notice of revocation to Gregory R. L. Smith, our Chief Financial Officer and Corporate Secretary;
•	by submitting a later-dated proxy; or
•	by voting in person at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation.

We are soliciting proxies primarily by mail. In addition, some of our officers, directors and regular employees may solicit the return of proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services.

How can I communicate with the Board of Directors?

Shareholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors or specified individual directors to:

The Office of the Corporate Secretary

Image Sensing Systems, Inc.

500 Spruce Tree Centre

1600 University Avenue West

St. Paul, MN 55104

Our Corporate Secretary will deliver such letters to a director that can address the matter, or to a specified director if so addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of March 28, 2008 by (1) each person or entity known by us to own beneficially more than five percent of our common stock; (2) each director and nominee for election as a director of Image Sensing Systems; (3) each of our executive officers named in the Summary Compensation Table below; and (4) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to our securities. Shares of our common stock issuable pursuant to stock options and convertible securities that are exercisable or convertible currently or within 60 days after March 28, 2008 are deemed outstanding for computing the beneficial ownership percentage of the person or member of a group holding the options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The address of each director and executive officer named below is the same as that of Image Sensing Systems.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding(1)
Five Percent Shareholders
Austin W. Marxe and David M. Greenhouse 527 Madison Avenue, Suite 2600 New York, NY 10022	980,848	(2)	25.0%

Nicusa Capital Partners L.P. Nicusa Investment Advisors, LLC 17 State Street, Suite 1650 New York, NY 10004	358,616	(3)	9.1%

Executive Officers and Directors
Kenneth R. Aubrey	12,500	(4)	*
Gregory R. L. Smith	6,250	(4)	*
Michael G. Eleftheriou	26,000	(4)	*
Richard C. Magnuson	—		—
Panos G. Michalopoulos	336,298	(4)(5)	8.5%
James Murdakes	55,525	(4)	1.4%
Sven A. Wehrwein	6,000	(4)	*
All directors and executive officers as a group (7 persons)	442,573	(4)(5)	10.9%

____________________

*	Less than one percent.

(1)	Based on 3,927,806 shares outstanding as of March 28, 2008.
(2)

We have relied upon the information supplied by Austin W. Marxe and David M. Greenhouse in a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) reporting information as of January 31, 2008. The reported shares are held in discretionary accounts over which Messrs. Marxe and Greenhouse share sole voting and investment power.

(3)

We have relied upon the information supplied by Nicusa Capital Partners L.P. (“Nicusa Capital”) and Nicusa Investment Advisors, LLC (“NIA”) in a Schedule 13G/A filed with the SEC reporting information as of February 15, 2008. NIA serves as the investment advisor to Nicusa Capital and also serves as an advisor for the accounts of various third parties who are otherwise unaffiliated with Nicusa Capital. The Schedule 13G/A pertains to all of the shares of Image Sensing Systems held by both Nicusa Capital and the other accounts managed by NIA.

(4)

Includes shares issuable pursuant to options exercisable currently or within 60 days after March 28, 2008: for Mr. Aubrey, 12,500 shares; for Mr. Smith, 6,250 shares; for Mr. Eleftheriou, 26,000 shares; for Dr. Michalopoulos, 42,000 shares; for Mr. Murdakes, 46,000 shares; for Mr. Wehrwein, 6,000 shares; and for all directors and executive officers as a group, 138,750 shares.

(5)	Includes 294,298 shares held by Transatlantic Emporium & Technology Exchange LLC, a company controlled by Dr. Michalopoulos.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, we believe that all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them for fiscal 2007.

PROPOSAL 1 – ELECTION OF DIRECTORS

The business and affairs of Image Sensing Systems are managed under the direction of our Board of Directors, which presently is comprised of six members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. All of the nominees presently are members of the Board of Directors.

The Board of Directors recommends that you vote FOR election of the six nominated directors. Proxies will be voted FOR the election of the six nominees unless otherwise specified.

If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

The nominees for election to our Board of Directors provided the following information about themselves as of April 15, 2008.

Kenneth R. Aubrey, age 59, was appointed as President in January 2007 and as Chief Executive Officer in May 2007. He was elected to the Board of Directors at our annual meeting of shareholders held in May 2007. From 1995 to 2006, Mr. Aubrey held various positions with Siemens AG, most recently as a business unit president of Siemens’ ITS Division, Industrial Solutions & Services Group. He concurrently managed Strategic Projects for the ITS Division. Prior to this, Mr. Aubrey served as a vice president of Strategic Projects for Siemens’ Information and Communication Networks Group, where he focused on merger and acquisition projects.

Michael G. Eleftheriou, age 63, has been a director since 2002. From June 2005 until September 2007, Mr. Eleftheriou was President and Chief Executive Officer of Catalyst International, Inc., a privately-held company focused on software products and services in supply chain execution and management. In September 2007, Catalyst International, Inc. was acquired by CDC Software, a wholly-owned subsidiary of CDC Corporation, which is based in Hong Kong. From November 2004 to June 2005, Mr. Eleftheriou served as Executive Vice President at NJK Holding, a Minneapolis-based privately-held investment company. From July 2001 until July 2004, Mr. Eleftheriou served as President and Chief Executive Officer of Creative Publishing International, a Minneapolis-based publisher, and served as interim President of Imaging Acceptance Corporation, the successor company, through October 2004. From November 2000 to July 2001, Mr. Eleftheriou provided executive consulting services to providers of web-based media. Prior to this, Mr. Eleftheriou held senior management positions with Control Data Systems, Inc., British Telecommunications plc and Control Data Corporation. Mr. Eleftheriou is chair of the Compensation and Stock Option Committee and is a member of the Audit Committee.

Richard C. Magnuson, age 66, has been a director since 1990. From July 1997 to February 2007, Mr. Magnuson served as Chairman and Chief Financial Officer of BioMedix, Inc., a medical device company. From 1995 to 1997, he operated his own management consulting firm, Operating Management, Inc. Mr. Magnuson served as President and Chief Executive Officer of Image Sensing Systems, Inc. from 1991 to 1995 and as Vice President and Secretary during 1995. From 1988 to 1990, Mr. Magnuson worked with Image Sensing Systems, Inc. as a private consultant. Mr. Magnuson is also a director of privately-held The Caldrea Company and BioMedix, Inc. Mr. Magnuson is a member of the Audit Committee.

Panos G. Michalopoulos, age 59, is the founder of the company and has been a director since 1984.  Dr. Michalopoulos was Chairman of the Board from our inception in 1984 through 1999 and served as Chief Scientific Advisor from 1995 through 2000. Dr. Michalopoulos has been a professor in the Department of Civil Engineering at the University of Minnesota since 1997. He has more than 35 years of research, teaching and consulting experience in traffic engineering operations surveillance and control. He has taught at several universities, consulted with many firms in the United States and abroad in the area of traffic management and control, and worked as a traffic engineer.  Dr. Michalopoulos is chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Stock Option Committee.

James Murdakes, age 75, has been a director since 1994. Mr. Murdakes was elected as Chairman of the Board in February 2002 and was Chief Executive Officer from April 2002 until May 2007. He was also President from April 2002 until January 2007. He served as President and Chief Executive Officer of LSC, Inc., a Minneapolis-based systems integrator for computer network storage servers, from 1993 through 1996, and was Chairman of the Board and a management consultant to LSC in 1997. He was retired from full-time employment from 1998 to 2002 and in July 2007. Mr. Murdakes is also a director of Comtrol Corporation, a private corporation providing data communications products for office, industrial, hospitality and retail automation markets.

Sven A. Wehrwein, age 57, was named a director in October 2006. Mr. Wehrwein has been an independent financial consultant to emerging companies since 1999. Earlier in his 30-year financial career, he worked as an investment banker, chief financial officer and certified public accountant. Mr. Wehrwein is also a director of Compellent Technologies, Inc., Synovis Life Technologies, Inc., Uroplasty, Inc., and Vital Images, Inc., all of which are publicly-held companies. Mr. Wehrwein is chair of the Audit Committee and is a member of the Nominating and Corporate Governance and Compensation and Stock Option Committees.

In addition to Mr. Aubrey, the other executive officer of Image Sensing Systems and his biographical information are as follows:

Gregory R. L. Smith, age 41, was appointed Chief Financial Officer and Treasurer in January 2007. From 2002 through 2006, Mr. Smith was Chief Financial Officer of MQSoftware, Inc., a privately-held software developer. Prior to that, Mr. Smith served as a vice president for Digital River, Inc., a publicly-held e-commerce outsourcing provider, where his duties included merger and acquisitions projects. Before joining Digital River, Inc., Mr. Smith was a certified public accountant with Ernst & Young LLP.

CORPORATE GOVERNANCE

Our Board of Directors and management are dedicated to exemplary corporate governance. In 2004, we adopted a Code of Ethics and Business Conduct. This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business. A copy of our Code of Ethics and Business Conduct can be found on our website at www.imagesensing.com by clicking on Investor Relations and then on Corporate Code of Ethics and Business Conduct.

Board Composition and Meetings

Our Board of Directors has determined that four of our six directors are independent directors as defined under the applicable rules of the SEC and The NASDAQ Capital Market. The four independent directors are Michael G. Eleftheriou, Richard C. Magnuson, Panos G. Michalopoulos and Sven A. Wehrwein. Each of the Committees of the Board is composed of only independent directors. In making the independence determinations, we reviewed all of our directors’ relationships with us based primarily on a review of the responses of the directors to questions regarding employment, business, familial, compensation and other relationships with us and our management.

The Board of Directors held 13 meetings during 2007. Each director attended at least 75% of the total meetings of the Board and Board Committees on which the director served during 2007.

Board Committees

Our Board of Directors conducts its business through meetings of the Board and the following three Committees: Audit Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. Each of these Committees has adopted and operates under a written charter. Copies of the charters are posted on our website. The current membership of the Committees is described below.

Audit Committee	Compensation and Stock Option Committee	Nominating and Corporate Governance Committee
Sven A. Wehrwein (Chair)	Michael G. Eleftheriou (Chair)	Panos G. Michalopoulos (Chair)
Richard C. Magnuson	Panos G. Michalopoulos	Sven A. Wehrwein
Michael G. Eleftheriou	Sven A. Wehrwein

Audit Committee

The Audit Committee is responsible for the selection and compensation of the independent registered public accounting firm, and it reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee members meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Capital Market. Our Board of Directors has identified Richard C. Magnuson, Michael G. Eleftheriou and Sven A. Wehrwein to be audit committee financial experts as defined in the applicable rules of the SEC. Each member of our Audit Committee possesses the financial qualifications required of audit committee members set forth in the rules and regulations of The NASDAQ Capital Market and under the Securities Exchange Act of 1934. During 2007, the Audit Committee held five meetings.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation guidelines and stock option grants for executive officers and other key personnel. During 2007, the Compensation and Stock Option Committee held seven meetings. The Committee’s primary responsibilities include:

•

annually reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and Chief Financial Officer’s compensation, evaluating their performances in light of those goals and objectives, and setting their compensation levels based on this evaluation and other factors deemed relevant and appropriate by the Committee;

•

annually reviewing and determining for our executive officers their annual base salary level, their annual incentive opportunity levels, employment agreements, severance arrangements and change of control agreements/provisions, and special or supplemental benefits, if any; and

•	reviewing and making recommendations to the Board of Directors with respect to compensation programs and policies, including incentive compensation plans and equity-based plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee recommends new director nominees to the Board and recommends policy guidelines on corporate governance issues. During 2007, the Nominating and Corporate Governance Committee held three meetings.

Compensation Committee Interlocks and Insider Participation

No executive officer serves as a member of the board of directors or compensation committee of any entity that has any of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Sessions of the Board

At least twice annually, our independent directors meet in executive session without any director who does not meet the independence requirements of the listing standards of The NASDAQ Capital Market being present. During 2007, our independent directors met two times in executive session.

Board Nomination Process

The Nominating and Corporate Governance Committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. In evaluating a candidate for nomination as a director of Image Sensing Systems, the Nominating and Corporate Governance Committee considers criteria including business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; and general criteria such as ethical standards, independent thought, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee will consider these criteria for nominees identified by the Nominating and Corporate Governance Committee, by shareholders, or through some other source.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Nominating and Corporate Governance Committee c/o Corporate Secretary at the address indicated on the Notice of Annual Meeting of Shareholders: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which nominee(s) to recommend to the Board to submit for election at the next annual meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted by any shareholder in connection with the 2008 annual meeting.

Policy Regarding Attendance at Annual Meetings

We encourage, but do not require, our Board members to attend the annual meeting of shareholders. Last year, all of our directors attended the annual shareholders meeting.

Non-Employee Director Compensation

During 2007, each of our non-employee directors received a $12,000 annual retainer, $1,000 for each regular Board meeting attended in person, $500 for each Committee meeting attended in person, $500 for each special Board meeting attended in person and, in all cases, $250 for each meeting attended remotely. The non-employee Chairman of the Board received an additional $4,000 annual retainer. The Committee chairs received the following additional annual retainers: Audit Committee - $3,000; Compensation and Stock Option Committee - $2,000; and Nominating and Corporation Governance Committee - $2,000.

For 2008, each of our non-employee directors will receive a $12,000 annual retainer paid, $1,000 for each regular Board meeting attended, $750 for each Committee meeting attended, and $500 for each special Board meeting attended. The non-employee Chairman of the Board will receive an additional $5,000 annual retainer. The Committee chairs will receive the following additional annual retainers: Audit Committee - $4,000; Compensation and Stock Option Committee - $3,000; and Nominating and Corporation Governance Committee - $3,000.

In connection with their initial appointment or election to the Board, non-employee directors are granted a non-incentive stock option to purchase shares of our common stock, the number of which is negotiated with each director, at an exercise price equal to the closing price on the most recent business day before the grant date. The option shares become exercisable in three equal installments on each of the first, second and third anniversary of the date of grant. Beginning in 2007, annual option awards of 4,000 shares are granted to non-employee directors who have not received an initial option grant during the previous year. All of these grants are made under our 2005 Stock Incentive Plan.

The following table provides information regarding the compensation earned by the members of the Board of Directors in 2007, other than Mr. Aubrey, who receives no compensation for being a director:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
James Murdakes(3)	$14,000	$10,450	$24,450
Michael G. Eleftheriou	$28,750	$10,450	$39,200
Richard C. Magnuson	$26,750	$10,450	$37,200
Panos G. Michalopoulos	$28,500	$10,450	$38,950
Sven A. Wehrwein	$29,500	$24,780	$54,280

____________________

(1)	Consists of fees earned for and paid in 2007, and fees earned for 2007 to be paid in 2008.

(2)

Represents the compensation costs for financial reporting purposes for 2007 under SFAS No. 123(R). There can be no assurance that the SFAS No. 123(R) amounts will ever be realized. At December 31, 2007, the aggregate number of shares subject to option awards outstanding and held by each non-employee director was as follows:  Mr. Murdakes—50,000; Mr. Eleftheriou—30,000; Mr. Magnuson—4,000; Dr. Michalopoulos—46,000; and Mr. Wehrwein—18,000.

(3)

Mr. Murdakes retired as our employee effective June 30, 2007 and remained as Chairman of the Board of Directors. On July 1, 2007, he became eligible for compensation consistent with our pay schedule for our non-employee directors. The amounts in this table relate only to Mr. Murdakes’s compensation as a non-employee director. His compensation as our employee is disclosed in the Summary Compensation Table included elsewhere in this proxy statement.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers. For 2007, our named executive officers were James Murdakes, who was our Chief Executive Officer until June, Kenneth R. Aubrey, who was our President until June and then President and Chief Executive Officer for the remainder of the year, and Gregory R. L. Smith, who was our Chief Financial Officer throughout the year.

Objectives of the Compensation Program

The primary objective of our executive compensation program is to attract, motivate and retain key executives and align their compensation with our overall performance. Our Compensation and Stock Option Committee believes that incentive, performance-based compensation can be a key factor in motivating executive performance to maximize shareholder value and align executive performance with our corporate objectives and shareholder interests. To this end, the Committee has established an executive compensation philosophy that includes the following considerations:

•	an emphasis on performance-based compensation that differentiates compensation results based upon varying elements of company and individual performance;
•	a recognition of both quantitative and qualitative performance objectives based upon an executive officer’s responsibilities; and
•	a mix of short-term cash and long-term equity-based compensation.

The Committee believes it is important, when making its compensation-related decisions, to be informed as to current practices of similarly situated companies, but the Committee does not rely on any specific comparator group in making compensation decisions. The Committee does not engage in benchmarking compensation against comparator groups, and it has not established targeted percentile rankings with respect to total compensation or the specific elements of compensation for our named executive officers. However, members of our Board of Directors are experienced in compensation matters and provide insight to the Committee about compensation practices, generally.

Design of the Compensation Program

The Committee has designed the compensation program to achieve the objectives described above, to ensure market competitiveness and to assure satisfaction of our objective of providing total executive pay that achieves an appropriate balance of variable pay-for-performance and at-risk compensation. The compensation program will reward an executive officer based upon corporate performance as well as the performance of that executive officer.

The compensation program includes consideration for the following elements: base salary, annual cash incentives, stock option grants and other benefits. We characterize the annual cash incentives and the stock options that are granted to our named executive officers as performance-based compensation. Our executive compensation policy provides that a significant portion of the total compensation payable to our named executive officers will be in the form of performance-based compensation. While we do not have a target for each element of compensation relative to total compensation, the following table shows actual bonus payment amounts relative to total compensation paid for 2007 to Messrs. Aubrey and Smith. Mr. Murdakes did not receive incentive pay for 2007.

Named Executive Officer	2007 Actual Total Compensation	Actual Bonus Paid	Actual Paid % of Total Compensation
Kenneth R. Aubrey	$350,076	$87,000	24.9%
Gregory R. L. Smith	$217,730	$44,000	20.2%

The elements of our compensation program are described below:

Base Salaries. Base salary is an important element of executive compensation because it provides executives with a fixed level of regular periodic income. In determining base salaries for our named executive officers, the Committee considers historic individual and corporate performance, level of responsibility and market and competitive data. The Committee establishes base salaries at a level such that a significant portion of the total compensation that a named executive officer can earn is performance-based cash incentives and equity awards.

Annual Cash Incentive. As part of our executive compensation program, our executive officers may receive annual cash incentive awards pursuant to our annual cash bonus program. Targeted bonus amounts are designed to provide competitive incentive pay and reflect our pay-for-performance philosophy. For 2007, Messrs. Aubrey and Smith received bonuses of $87,000 and $44,000, respectively, which amounts represent approximately 97% and 98% of each executive officer’s maximum potential bonus. The Committee historically has reviewed target bonus amounts annually.

Performance objectives intended to focus attention on achieving key goals are established at the beginning of each fiscal year. The primary quantitative objective is achievement of revenue and net income targets set forth in our annual operating plan established by the Board of Directors. Specifically, these include metrics such as revenue and net profit (after tax), international operations revenue and profit (not including the impact of our purchase of the assets of EIS Electronic Integrated Systems, Inc. in December 2007). Additionally, each named executive officer’s performance is judged on success in achieving certain strategic and operational initiatives. In evaluating an executive’s performance, the Committee may consider other factors in awarding bonuses and may, in its discretion, award as a discretionary bonus a portion of any bonus amount that is not earned based upon achievement of the financial metrics described above. Mr. Aubrey’s personal objectives include strategic goals related to international operations, new product integration and other strategic and business management related goals. Mr. Smith’s personal objectives include strategic and international operations objectives and internal process improvements. The Committee reviews the individual incentive components of Messrs. Aubrey’s and Smith’s employment agreements, described below, and evaluates the objective portions relative to our performance. The Committee also evaluates the subjective, individual performance goals in determining the total amount of bonus to be awarded, and has the ability to exercise discretion with respect to this portion. For Messrs. Aubrey and Smith, up to one-third of the bonus calculation may be discretionary.

Stock Option Grants. Our executive officers also may receive equity-based incentive compensation under our 2005 Stock Incentive Plan. Grants under the 2005 Stock Incentive Plan are designed to align a significant portion of the executive compensation package with the long-term interests of our shareholders. All stock options granted by the Committee in 2007 to newly-hired executive officers vest 25% on each anniversary of the grant date. This vesting schedule is intended to require long-term focus on performance for the executive to realize value from the exercise of stock options. In addition, stock options are generally granted with an exercise price equal to the closing sale price of the stock on the date of grant, and they provide no cash benefit if the price of the stock does not exceed the grant price during the option’s term. Therefore, for any value to be derived from an option grant, our performance needs to be at a level that results in increased stock price performance and shareholder value over a multi-year period.

Individual equity awards historically have been recommended by the Committee based on an officer’s current performance, potential for future contribution and responsibility and market competitiveness. Messrs. Aubrey and Smith received grants in 2007 upon the commencement of their employment as described elsewhere in this proxy statement.

Retirement Plans. We generally expect executives to plan for and fund their own retirement. We maintain a 401(k) plan that permits eligible employees, including our named executive officers, to defer a limited portion of salary and bonus into any of several investment alternatives. In 2007, we began making matching contributions equal to 50% of the first 6% of compensation deferred by employees subject to a maximum match of $5,000 and maximums established under the Internal Revenue Code of 1986. Prior to 2007, we made discretionary contributions to the 401(k) plan as profit sharing. Payments made to named executive officers for matching contributions and profit sharing are included in the Summary Compensation Table below. We do not maintain defined benefit retirement or senior executive retirement plans, or provide post-retirement medical benefits, for our executive officers.

Other Benefits and Perquisites. Our executive compensation program also includes other benefits and perquisites. The named executive officers participate in company-sponsored group benefit plans such as health, life and disability insurance plans available to all employees. In addition, executive officers may upon joining the company receive assistance in relocating. For more detailed information regarding benefits and perquisites provided to our executive officers, see the Summary Compensation Table contained elsewhere in this proxy statement.

2008 Program

For 2008, the Committee approved base salaries for Messrs. Aubrey and Smith of $225,000 and $154,000, respectively, and annual cash incentive tiers for Messrs. Aubrey and Smith for threshold/target/superior performance of $36,000/$72,000/$108,000 and $18,000/$36,000/$54,000, respectively. The 2008 annual cash incentive program is similar to the 2007 program except that incentives have been added related to the performance of the RTMS® product line acquired by us in December 2007. In addition, on March 27, 2008, the Committee granted options to purchase 18,000 shares of common stock to Mr. Aubrey and 9,000 shares to Mr. Smith. The options were granted under the 2005 Stock Incentive Plan; have a term of six years; vest as to 25% of the shares subject to the options on the first, second, third and fourth anniversary dates of the date of grant so long as the officer is then an employee of the Company; and have an exercise price of $12.37, which is equal to the closing price of the Company’s common stock on March 26, 2008 as reported on The NASDAQ Capital Market.

Named Executive Officers’ Role in Compensation Decisions

The Committee determines the actual and targeted compensation of our named executive officers. The Committee establishes each named executive officer’s compensation plan based on major goals and objectives established by the Board of Directors. The Committee also receives input from our Chief Executive Officer regarding an executive officer’s leadership capabilities, past performance and potential for future contributions when making its determinations actual and targeted compensation amounts for named executive officers.

Other Considerations

Although the Committee considers tax and accounting issues in connection with its compensation decisions, those have not become material factors in the Committee’s compensation decisions to date.

Severance Arrangements with James Murdakes

James Murdakes retired as our Chief Executive Officer and President on June 30, 2007. The Board of Directors agreed to make severance payments to Mr. Murdakes from July 1, 2007 through December 31, 2007 at his then-current salary rate, resulting in total payments of $77,500 to Mr. Murdakes during that period. In addition, the Board of Directors awarded Mr. Murdakes a company car he used while serving as our Chief Executive Officer and President upon his retirement from those positions. The severance payments related to a release we received from Mr. Murdakes and an acknowledgment of the continued effectiveness of his confidentiality, non-competition and invention assignment obligations to us, and the car award the Board of Directors made to Mr. Murdakes was discretionary and based on Mr. Murdakes’ length of and distinguished service to the company.

Compensation and Stock Option Committee Report on Executive Compensation

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Compensation and Stock Option Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2007.

By the Compensation and Stock Option Committee –

Michael G. Eleftheriou, Chair

Panos G. Michalopoulos

Sven A. Wehrwein

Summary Compensation Table – 2007 and 2006

The following table sets forth information about compensation awarded to, earned by or paid to our named executive officers during 2007 and 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)

Kenneth R. Aubrey
Chief Executive Officer and President	2007	$180,384		$—	$72,037	$87,000	$10,655	(3)	$350,076
	2006	$—		$—	$—	$—	$—		$—

James Murdakes
Chairman of the Board, former Chief	2007	$91,500	(4)	$—	$10,450	$—	$92,545	(5)	$194,495
Executive Officer and President	2006	$145,000		$40,000	$—	$—	$16,929	(6)	$201,929

Gregory R. L. Smith
Chief Financial Officer	2007	$134,705		$—	$36,400	$44,000	$2,625	(7)	$217,730
	2006	$—		$—	$—	$—	$—		$—

____________________

(1)

Consists of the compensation costs of stock options for financial reporting purposes for the year under SFAS No. 123(R) rather than an amount paid to or realized by the officer. There can be no assurance that the SFAS No. 123(R) amounts will ever be realized. The amount shown for Mr. Murdakes relates to option awards made for his role as a Board director.

(2)	Consists of awards made for 2007 pursuant to the incentive plan component of each named executive officer’s employment agreement.

(3)	Consists of company paid relocation expense for Mr. Aubrey.

(4)	Included are payments of $14,000 made to Mr. Murdakes for his service as a Board director during 2007.

(5)

Includes $77,500 for severance payments made from July 1, 2007 through December 31, 2007, $1,800 for use of a company car from January 1, 2007 to June 30, 2007, and $13,245 for an award of the company car to Mr. Murdakes.

(6)

Includes profit sharing of $5,372 paid into the 401(k) plan account of Mr. Murdakes. In addition, the amount includes 2005 federal employment tax payments of $7,957 made for Mr. Murdakes, which were due as a result of his reclassification from a consultant to an employee. During 2006, Mr. Murdakes had the use of a company car. The value of such use was determined to be $3,600.

(7)	Consists of a company match paid into the 401(k) plan account of Mr. Smith.

Grants of Plan-Based Awards – 2007

In the following table, we have provided information regarding non-equity incentive plan awards and regarding stock option awards made to our named executive officers in 2007 under our 2005 Stock Incentive Plan.

	Approval	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Date(1)	Date	Threshold($)	Target($)	Maximum($)	(#)		($/Sh)	Awards(3)
Kenneth R. Aubrey	11/5/06	1/22/07	$30,000	$60,000	$90,000	50,000	(4)	$14.24	$306,000

James Murdakes	—	—	$—	$—	$—	4,000	(5)	$15.70	$17,920

Gregory R. L. Smith	11/5/06	1/15/07	$15,000	$30,000	$45,000	25,000	(4)	$14.10	$151,500

____________________

(1)	For new employees, the Committee approved on the date indicated the grant of options to be made on the employee’s start date which is set forth in the grant date column.

(2)

Represents the range of awards under the incentive component of each of the named executive officer’s employment agreement for 2007. The amounts in these columns reflect the minimum payment level if an award is achieved, the target payment level and the maximum payment level under each plan if superior performance is attained. Amounts actually paid for 2007 are set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table – 2007 and 2006” above.

(3)

Represents the grant date fair value determined pursuant to SFAS No. 123(R). Generally, the grant date fair value is the amount expensed in our financial statements over the vesting schedule of the stock options.

(4)

Consists of stock options. The options vest in annual installments of 25% for four years on each anniversary date of the date of grant, beginning on the first anniversary date of the date of grant, and have a term of six years from the grant date.

(5)	Options vest 100% one year from the grant date and have a term of four years from the grant date.

Outstanding Equity Awards At Fiscal Year-End – 2007

In February 1995, we adopted the 1995 Long-Term Incentive and Stock Option Plan, and in April 2005, we adopted the 2005 Stock Incentive Plan, which provide for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and performance awards to our officers, directors, employees, consultants and independent contractors. The 1995 plan expired in February 2005, although its expiration did not affect the options then outstanding under the plan. Only incentive stock options and non-qualified stock options have been granted to date under the 1995 plan and the 2005 plan. Options granted to employees under the plans generally vest over three to five years based on service and have a contractual term of six to ten years. As of December 31, 2007, there were options outstanding under the plans to purchase 337,233 shares outstanding with a weighted average exercise price per share of $8.47.

In the following table, we have provided information regarding outstanding stock option awards held at December 31, 2007 by the named executive officers.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration
Name	Exercisable		Unexercisable		($)	Date

Kenneth R. Aubrey	—		50,000	(1)	$14.24	1/22/2013

James Murdakes	36,000	(2)	—		$2.40	12/1/2008
	10,000	(2)	—		$2.35	2/12/2012
	—		4,000	(3)	$15.70	5/31/2011

Gregory R. L. Smith	—		25,000	(4)	$14.10	1/15/2013

___________________

(1)	Options vest in annual installments of 25% for four years beginning on January 22, 2008.

(2)	Options are fully vested.

(3)	Options vest 100% one year from the grant date on May 31, 2008.

(4)	Options vest in annual installments of 25% for four years beginning on January 15, 2008.

Option Exercises and Stock Vested – 2007

There were no stock options exercised by the named executive officers in 2007.

Stock Options

Under the terms of our plans, if a participant’s employment with us terminates by reason of the participant’s death or disability, then to the extent a stock option held by the participant is vested as of the date of death or disability, the stock option may then be exercised by the participant, the legal representative of the participant’s estate, the legatee of the participant under the will of the participant, or the distributee of the participant’s estate, whichever is applicable, for a period of one year from the date of death or disability or until the expiration of the stated term of the stock option, whichever period is shorter. Any options that are not vested as of the date of death or termination due to disability will immediately lapse and be of no further force or effect.

If a participant’s employment with us terminates for any reason other than death or disability, then to the extent any stock option held by the participant is vested as of the date of termination the stock option may then be exercised for a period of 90 days from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Any options that are not vested as of the date of termination will immediately lapse and be of no further force or effect. Upon the termination of the participant’s employment by us for cause, any and all unexercised stock options granted to the participant will immediately lapse and be of no further force or effect.

In the event of a “change in control” of our company, all stock options held by executive officers then outstanding and not fully vested will become fully vested and exercisable in accordance with their terms. For purposes of the stock option plans under which there are outstanding and not fully vested stock options, a “change in control” means the happening of one of the following:

•	a public announcement that any entity has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of common stock of our company;
•	the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of our company;

•	a sale of all or substantially all of the assets of our company; or
•	the Board of Directors, in its sole discretion, determines that there has been a sufficient change in the stock ownership of our company to constitute a change in control.

Employment Agreements

James Murdakes

On March 9, 2007, we entered into an employment agreement with James Murdakes that superseded any and all former employment agreements. The agreement provided for Mr. Murdakes to retain his role as Chief Executive Officer through May 31, 2007 and to transition the role to his successor through June 30, 2007. The agreement also provided that, retroactive to January 1, 2007, Mr. Murdakes’s base salary was $155,000 per year and he was paid his pro rata base salary and received insurance and other benefits in accordance with our standard and executive benefits through June 30, 2007.

Under the agreement with Mr. Murdakes, upon retirement on July 1, 2007, Mr. Murdakes’ salary, participation in the employee benefits plans and receipt of employment perquisites ceased. However, upon signing a release, he received as severance a pro rata portion of his base salary through December 31, 2007. Under our agreement with Mr. Murdakes, during the period from July 1 through December 31, 2007, Mr. Murdakes provided consultation to the new Chief Executive Officer at no additional compensation and became eligible for compensation as a Board member consistent with our pay schedule for outside directors. Mr. Murdakes also expressly agreed that the Confidentiality, Noncompetition and Invention Assignment Agreement that he signed in March 2007 remained in effect and survived his retirement.

Kenneth R. Aubrey

On December 12, 2006, we entered into an employment agreement with Kenneth R. Aubrey providing that Mr. Aubrey served at will as our President from January 15, 2007 through May 31, 2007, at which point Mr. Aubrey assumed the additional duties of Chief Executive Officer. Under the agreement, Mr. Aubrey initially was paid an annualized salary of $175,000 through May 31, 2007 and then an annualized salary of $200,000, subject to adjustment by our Compensation and Stock Option Committee in its sole and absolute discretion. He also received insurance and other benefits in accordance with our standard employee programs. As provided in our agreement with Mr. Aubrey, upon commencing employment, we granted Mr. Aubrey an option to purchase 50,000 shares at an exercise price of $14.24 per share, which is equal to the closing price of our common stock on the most recent business day before the grant date. These options vest as to 25% of the option shares on each of the first, second, third and fourth anniversary dates of the date of grant so long as Mr. Aubrey is then an employee. In addition, Mr. Aubrey received three weeks’ vacation per year on an accrual basis and a relocation allowance not to exceed $15,000, and he is eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Compensation and Stock Option Committee. If Mr. Aubrey’s employment is terminated by us without cause, our agreement with Mr. Aubrey provides that Mr. Aubrey will be entitled to receive 12 months’ severance pay. We may terminate our agreement with Mr. Aubrey without paying severance to Mr. Aubrey for cause, which is defined to include his conviction of, or pleading guilty or no contest to, any felony, breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his committing fraud or embezzlement or any other act of dishonesty against us. Additionally, the agreement provides for non-equity incentive pay, as more fully described in the “Grants of Plan-Based Awards-2007” table.

Gregory R. L. Smith

On December 8, 2006, we entered into an employment agreement with Gregory R. L. Smith, providing that Mr. Smith will serve at will as our Chief Financial Officer beginning on or about January 15, 2007. Under the agreement, Mr. Smith initially was paid an annualized salary of $140,000, subject to adjustment by our Compensation and Stock Option Committee in its sole and absolute discretion, and he received insurance and other benefits in accordance with our standard employee programs. Under our agreement with Mr. Smith, upon commencing employment, Mr. Smith was granted an option to purchase 25,000 shares at an exercise price of $14.10 per share, which is equal to the closing price on the most recent business day before the grant date. The option vests as to 25% of the option shares on each of the first, second, third and fourth anniversary dates of the date of grant so long as he is then an employee. In addition, Mr. Smith receives three weeks’ vacation per year on an accrual basis and is eligible for any bonus awarded for achieving corporate financial and strategic objectives as set forth by our Compensation and Stock Option Committee. If Mr. Smith’s employment is terminated by us without cause, our agreement with Mr. Smith provides that he will be entitled to receive six months’ severance pay. We may terminate our agreement with Mr. Smith without paying severance to Mr. Smith for cause, which is defined to include his conviction of, or pleading guilty or no contest to, any felony, breach of fiduciary duty involving personal profit, his willful failure or refusal to perform his duties, or his committing fraud or embezzlement or any other act of dishonesty against us. Additionally, the agreement provides for non-equity incentive pay, as more fully described in the “Grants of Plan-Based Awards-2007” table.

Potential Payments upon Termination of Employment or Change in Control

The table below reflects the amount of compensation to each of the named executive officers upon termination of employment under the specified circumstances. Mr. Murdakes is not entitled to this compensation. The amounts shown assume that the termination was effective as of December 31, 2007, include amounts earned through that time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can be determined only at the time of separation from our company. Additionally, under each executive’s respective employment agreement, and in the event the executive voluntarily terminates his employment, we may award, subject to our discretion, a pro-rata portion of incentive-pay such executive would have received had he remained employed by us.

Name	Cash Severance Payment	Accrued Vacation Pay	Total
Kenneth R. Aubrey
Retirement or resignation	$—	$2,885	$2,885
Termination without cause	216,667	2,885	219,885
Termination for cause	—	2,885	2,885
Death	—	2,885	2,885

Gregory R. L. Smith
Retirement or resignation	$—	$2,602	$2,602
Termination without cause	70,000	2,602	72,602
Termination for cause	—	2,602	2,602
Death	—	2,602	2,602

Other Post-Employment Payments

We generally do not provide pension arrangements or post-retirement health coverage for executive officers or other employees. We do not provide any nonqualified defined contribution or other deferred compensation plans.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of the following non-employee directors: Sven A. Wehrwein (Chair), Michael G. Eleftheriou and Richard C. Magnuson. The members of the Audit Committee are independent for purposes of the listing standards of The NASDAQ Capital Market and the rules of the Securities and Exchange Commission. Our Board of Directors has identified Messrs. Wehrwein, Eleftheriou and Magnuson as audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee oversees Image Sensing System’s financial reporting process on behalf of the Board of Directors and selects our independent registered public accounting firm. Management has the primary responsibility for the financial reporting process, including our system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on our financial statements. The Audit Committee discusses with our independent registered public accounting firm the overall scope and plans for its audits and meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. The Audit Committee reviewed and discussed the financial statements with management and our independent registered public accounting firm, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee received from our independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Image Sensing Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Securities and Exchange Commission. The Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

By the Audit Committee –

Sven A. Wehrwein, Chair

Michael G. Eleftheriou

Richard C. Magnuson

PAYMENT OF FEES TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

Audit fees, including aggregate fees for the audit of our annual financial statements, reviews of our quarterly financial statements and review of filings with the Securities and Exchange Commission were $115,390 and $78,239 for fiscal 2007 and 2006, respectively.

Audit-Related Fees

Audit-related fees were $154,694 and $1,225 for fiscal 2007 and 2006, respectively. Audit-related fees incurred in 2007 were for services performed in connection with the EIS asset purchase.

Tax Fees

Tax fees for tax consulting and tax return preparation were $21,156 and $9,379 for fiscal 2007 and 2006, respectively.

All Other Fees

We had no other fees in fiscal 2007 or 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Provided by Our Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firm in accordance with the auditor independence rules of the Securities and Exchange Commission. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent registered public accounting firm and an annual review of the financial plan for audit fees.

To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent registered public accounting firm and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by our independent registered public accounting firm during the year.

As the need arises, other specific permitted services are pre-approved on a case-by-case basis during the year. A request for pre-approval of services on a case-by-case basis must be submitted by our Chief Financial Officer, providing information as to the nature of the particular service to be provided, estimated related fees and management’s assessment of the impact of the service on the auditor’s independence. The Audit Committee has delegated to its Chair pre-approval authority between meetings of the Audit Committee. Any pre-approvals made by the Chair must be reported to the Audit Committee. The Audit Committee will not delegate to management the pre-approval of services to be performed by our independent registered public accounting firm.

All of the services provided by our independent registered public accounting firm in fiscal 2007 and 2006 were approved by the Audit Committee under its pre-approval policies.

PROPOSAL 2 – APPROVAL OF AMENDMENT TO 2005 STOCK INCENTIVE PLAN

On April 12, 2005, the Board adopted, subject to shareholder approval, the Image Sensing Systems, Inc. 2005 Stock Incentive Plan (the “2005 Stock Plan”). On May 18, 2005, the shareholders approved the 2005 Stock Plan. The purpose of the 2005 Stock Plan is to promote the interests of Image Sensing Systems, Inc. and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and directors who will contribute to Image Sensing Systems, Inc.‘s growth and financial performance for the benefit of our shareholders.

On March 27, 2008, the Board approved amending the 2005 Stock Plan to increase the number of shares of common stock for which options and other stock awards may be granted under the 2005 Stock Plan from 281,200 shares to 420,000 shares. The amendment is subject to the approval of our shareholders at the 2008 annual meeting of shareholders. No options or other awards have been granted under the 2005 Stock Plan subject to the approval of the amendment by the shareholders at the 2008 annual meeting. As of March 27, 2008, without taking into account the proposed increase, there were 78,200 shares available for the grant of stock awards under the 2005 Stock Plan.

The Board believes that incentive compensation is essential in attracting, retaining and motivating individuals to enhance the likelihood of our future success. Shareholder approval of the proposed amendment to the 2005 Stock Plan will permit us to award incentives that achieve these goals.

The following is a summary of the material terms of the 2005 Stock Plan and is qualified in its entirety by reference to the 2005 Stock Plan.

Summary of the 2005 Stock Plan

Administration

The Compensation and Stock Option Committee administers the 2005 Stock Plan and has full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Stock Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2005 Stock Plan may be deferred automatically or at the election of either the holder of the award or the Committee. Subject to the provisions of the 2005 Stock Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2005 Stock Plan and establish rules and regulations for the administration of the 2005 Stock Plan. The Board may exercise the powers of the Committee at any time, subject to certain conditions. The Committee may delegate to one or more of our officers or directors the authority to grant options, subject to certain conditions and the terms, conditions and limitations the Committee may establish.

Eligible Participants

Any employee, officer, consultant, advisor or director providing services to us or any of our affiliates who is selected by the Committee is eligible to receive an award under the 2005 Stock Plan. As of March 28, 2008, approximately 85 employees, officers and directors were eligible to be selected by the Committee to receive awards under the 2005 Stock Plan.

Shares Available For Awards

The 2005 Stock Plan now provides that the aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2005 Stock Plan is 281,200 shares. The Board has adopted an amendment to the 2005 Stock Plan to increase the number of shares to 420,000 shares, subject to shareholder approval at the 2008 annual meeting.

Certain awards under the 2005 Stock Plan are subject to limitations on the number of shares that may be awarded, as follows:

•

If the shareholders approve the proposed amendment to the 2005 Stock Plan, a maximum of 420,000 shares will be available for granting incentive stock options under the 2005 Stock Plan, subject to the provisions of Section 422 or 424 of the Internal Revenue Code of 1986 (the “Code”), or any successor provision.

•

No person may be granted under the 2005 Stock Plan in any calendar year awards, the value of which is based solely on an increase in the value of our common stock after the date of grant of the award, for more than 150,000 shares in the aggregate.

The Committee will adjust the number of shares and share limits described above in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Stock Plan.

If any shares of our common stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2005 Stock Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award will be available again for award grants.

Types of Awards and Terms and Conditions

The 2005 Stock Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);
•	stock appreciation rights (“SARs”);
•	restricted stock and restricted stock units;
•	performance awards of cash, stock or property; and
•	other stock grants.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2005 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration, or for cash or other consideration as determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. The exercise price per share under any stock option may not be less than the fair market value on the date of grant of such option. The grant price of any SAR may not be less than the fair market value on the date of grant of such SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2005 Stock Plan will be made in accordance with methods and procedures established by the Committee. The term of awards will be determined by the Committee.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable either in cash or, at the discretion of the Committee, in other securities or other property having a fair market value on the exercise date equal to the exercise price.

Stock Appreciation Rights. The holder of an SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, in the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee. If the participant’s employment or service as a director terminates during the vesting period for any reason, the restricted stock and restricted stock units will be forfeited, unless the Committee determines that it would be in our best interest to waive the remaining restrictions.

Performance Awards. Performance awards granted under the 2005 Stock Plan are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Performance awards give participants the right to receive payments in cash, stock or property based solely upon the achievement of certain performance goals during a specified performance period. The Committee must designate all participants for each performance period, and establish performance goals and target awards for each participant no later than 90 days after the beginning of each performance period within the parameters of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria: revenue, cash flow, earnings (including one or more of gross profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share (basic or diluted), margins (including one or more of gross, operating and net income margins), returns (including one or more of return on assets, equity, investment, capital and revenue and total stockholder return), stock price, economic value added, working capital, market share, cost reductions, workforce satisfaction and diversity goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation.

The measure of performance may be set by reference to an absolute standard or a comparison to specified companies or groups of companies, or other external measures, and may be applied at individual or organizational levels. The aggregate dollar value of performance awards paid to any recipient in any calendar year may not exceed $500,000.

Other Stock Grants. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the 2005 Stock Plan limitations.

Duration, Termination and Amendment

Unless discontinued or terminated by the Board, the 2005 Stock Plan will expire on May 17, 2015. No awards may be made after that date. However, any award granted under the 2005 Stock Plan prior to expiration may extend beyond the end of such period through the award’s normal expiration date.

The Board may amend, alter or discontinue the 2005 Stock Plan at any time, although shareholder approval must be obtained for any action that would increase the number of shares of our common stock available, increase the award limits under the 2005 Stock Plan, permit repricing of options or SARs or prevent the grant of options or SARs that would qualify under Section 162(m) of the Code. Shareholder approval is also required for any action that would, absent such approval, violate the rules and regulations of The NASDAQ Stock Market, Inc. or any other securities exchange applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, no option or SAR may be amended to reduce its exercise or grant price, and no option or SAR may be canceled and replaced with an option or SAR having a lower exercise price, except in connection with a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2005 Stock Plan.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the 2005 Stock Plan may be transferred only by will or by the laws of descent and distribution.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2005 Stock Plan that are subject to the shareholders’ approval of the proposed amendment at the 2008 annual meeting. In addition, the Committee, in its sole discretion, determines the number and types of awards that are granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the amendment to the 2005 Stock Plan is approved by the shareholders.

Equity Compensation Plan Information

The following table presents information as of December 31, 2007 for our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)

Equity compensation plans approved by security holders(1)	295,233	$9.23	122,200

Equity compensation plans not approved by security holders	42,000	$3.13	—

Total	337,233	$8.47	122,200

_________________

(1)	Consists of shares underlying stock options under the Image Sensing Systems, Inc. 1995 Long-Term Incentive and Stock Option Plan and the 2005 Stock Plan.
(2)

The 122,200 shares available for grant under the 2005 Stock Plan may become the subject of future awards in the form of stock options, stock appreciation rights, restricted stock, performance awards or other stock-based awards.

Federal Income Tax Consequences

Grant of Options and SARs

The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs

Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs

The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

Awards Other than Options and SARs

As to other awards granted under the 2005 Stock Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for the shares by the holder. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction

Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2005 Stock Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Stock Plan.

Application of Section 16 of the Securities Exchange Act of 1934

Special rules may apply to individuals subject to Section 16 of the Securities Exchange Act of 1934. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation

Under the 2005 Stock Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

Recommendation

The Board of Directors recommends that you vote FOR the proposal to amend the Image Sensing Systems, Inc. 2005 Stock Plan to increase the number of shares subject to it from 281,200 shares to 420,000 shares. Proxies will be voted FOR the proposal unless otherwise specified.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP audited our consolidated financial statements for the fiscal year ended December 31, 2007. The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Although we are not required to do so, we are submitting the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. A representative of Grant Thornton LLP is expected to be present at the 2008 annual meeting. The representative will have an opportunity to make a statement at the meeting and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Proxies will be voted FOR ratifying this appointment unless otherwise specified.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any proposal by a shareholder to be included in our proxy statement for the 2009 annual meeting must comply with the applicable rules and regulations of the Securities and Exchange Commission and must be received at our principal executive offices, 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, no later than December 16, 2008. Pursuant to the rules of the Securities and Exchange Commission, proxies solicited by management for the next annual meeting may grant management the authority to vote in its discretion on any proposal submitted by a shareholder otherwise than through inclusion in the proxy statement for the meeting, unless we have received notice of the shareholder proposal at our principal executive offices on or before March 1, 2009.

ANNUAL REPORT TO SHAREHOLDERS

We are including with this proxy statement our Annual Report to Shareholders for the year ended December 31, 2007, which includes our Annual Report on Form 10-K for 2007 without certain exhibits. Shareholders may request a complete copy of our Annual Report on Form 10-K for fiscal 2007 as filed with the Securities and Exchange Commission, including all exhibits, by writing to Image Sensing Systems, Inc., 500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota 55104, Attention: Chief Financial Officer.

OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2008 annual meeting of shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

/s/ James Murdakes

James Murdakes

Chairman of the Board

Dated: April 15, 2008

IMAGE SENSING SYSTEMS, INC.

ANNUAL MEETING OF SHAREHOLDERS
Wednesday, May 21, 2008

3:30 p.m. Central Time

Marriott City Center
30 E. 7th St.
Minneapolis, Minnesota 55402

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

PROXY

IMAGE SENSING SYSTEMS, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 15, 2008, revoking any proxy previously given, hereby appoint(s) Kenneth R. Aubrey and Gregory R. L. Smith as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated on the reverse side, all shares of common stock of Image Sensing Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 3:30 p.m. Central Time on Wednesday, May 21, 2008 at the Marriott City Center, 30 E. 7th St., Minneapolis, Minnesota, and at any adjournment or postponement thereof.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

See reverse side for voting instructions.

\/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/

This proxy, when properly executed, will be voted as directed by the undersigned. If no direction is given, this proxy will be voted “FOR” all nominees for director, “FOR” the amendment to the 2005 Stock Incentive Plan, “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2008 fiscal year, and in the discretion of the named proxies on all other matters.	Please mark your votes like this	☒

1.	Election of directors:	FOR all nominees listed below (except as specified below). ☐	WITHHOLD AUTHORITY to vote for all nominees listed below. ☐
01 Kenneth R. Aubrey 02 Michael G. Eleftheriou 03 Richard C. Magnuson	04 Panos G. Michalopoulos 05 James Murdakes 06 Sven A. Wehrwein

(Instructions: To withhold authority to vote for any indicated nominee, strike a line through that nominee’s name in the list to the left)

2.	To amend the 2005 Stock Incentive Plan to increase the number of shares of common stock subject to it from 281,200 shares to 420,000 shares	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for 2008	FOR ☐	AGAINST ☐	ABSTAIN ☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.